Exhibit 10.1

DEALER MANAGERS AGREEMENT

July 8, 2009

Goldman, Sachs & Co.

Banc of America Securities LLC

c/o Goldman, Sachs & Co.,

As Dealer Managers,

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership and subsidiary of the Company (“Duane Read GP” and, together with the Company, the “Issuers”), plan to (a) commence a tender offer for any and all of their outstanding Senior Secured Floating Rate Notes due 2010 (the “Floating Rate Notes”) and engage in a related solicitation of consents from holders of Floating Rate Notes to certain amendments to the indenture under which the Floating Rate Notes were issued (the “FRN Indenture”) (such tender offer and consent solicitation being collectively referred to herein as the “FRN Tender Offer”); and (b) commence a tender offer for any and all of their outstanding Senior Subordinated Notes due 2011 (“Senior Subordinated Notes” and, together with the Floating Rate Notes, the “Securities”) and engage in a related solicitation of consents from holders of the Senior Subordinated Notes to certain amendments to the indenture under which the Senior Subordinated Notes were issued (the “Sub Note Indenture” and, together with the FRN Indenture, the “Indentures”) (such tender offer and consent solicitation being collectively referred to herein as the “Senior Subordinated Tender Offer” and, together with the FRN Tender Offer, the “Tender Offers”), upon the terms and subject to the conditions set forth in the tender offer and consent solicitation material (the “Offer Material”) which the Company has caused to be prepared and furnished to you on or prior to the date hereof for use in connection with the Tender Offers, including (a) the offer to purchase and solicitation of consents dated the date hereof (the “Offer to Purchase”), (b) the letter of transmittal to be used by holders to tender Securities and grant consents pursuant to the Tender Offers (the “Letter of Transmittal”) and (c) the press release dated the date hereof relating to the Tender Offers. Any other offering materials and information relating to the Tender Offers that the Issuers or any of their affiliates may prepare or approve shall be called “Additional Material”.

1.	Appointment of Dealer Managers

The Issuers hereby appoint Goldman, Sachs & Co. (“GS”) and Banc of America Securities LLC (“BAS”) as dealer managers in connection with the Tender Offers (the “Dealer Managers”) and authorize each of GS and BAS to act on their behalf in accordance with this agreement and the terms of the Offer Material and Additional Material. The Issuers have prepared and approved the Offer Material and authorize the Dealer Managers and any other securities dealer or any commercial bank or trust company to use the Offer Material and Additional

Material in connection with the solicitation of tenders and consents. You agree to furnish no written material to holders of Securities in connection with the Tender Offers other than the Offer Material and Additional Material. It is understood that nothing in this agreement nor the nature of your services shall be deemed to create a fiduciary or agency relationship between you and the Issuers.

2.	Transmission of Offer Material

The Issuers shall cause to be delivered to each registered holder of any Securities, to each participant in The Depository Trust Company (“DTC”) appearing in the most recent available DTC securities position listing as a holder of Securities and to each Non Objecting Beneficial Owner (“NOBO”) appearing in the most recent available NOBO list as an owner of Securities (each such registered holder, participant or owner, a “Registered or Beneficial Owner”), as soon as practicable, copies of appropriate Offer Material and Additional Material. Thereafter, to the extent practicable until the expiration of the Tender Offers, the Issuers shall use their commercially reasonable efforts to cause copies of such material to be mailed to each person who becomes a Registered or Beneficial Owner of Securities.

3.	Solicitation of Tenders

(a)	You agree to use commercially reasonable efforts to solicit tenders of Securities and consents pursuant to the Tender Offers. Neither you nor any of your affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any) of you or any of your affiliates, shall have any liability to the Issuers or any other person for any act or omission on the part of any securities broker or dealer (other than yourselves), commercial bank or trust company that solicits tenders and consents, and neither you nor any of such persons or entities referred to above shall have any liability to the Issuers or any person asserting claims on behalf of or in right of the Issuers in connection with or as a result of either your engagement or any matter referred to in this agreement except to the extent that such liability results from your own gross negligence, willful misconduct or bad faith in performing the services that are the subject of this agreement. In soliciting tenders, no securities broker or dealer (other than yourselves), commercial bank or trust company shall be deemed to act as your agent or the agent of the Issuers, and each of the Dealer Managers, in their respective capacities as Dealer Managers, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company.

(b)	The Issuers agree to furnish to each of the Dealer Managers as many copies as any Dealer Manager may reasonably request of the Offer Material and Additional Material in final form for use by such Dealer Manager in connection with the Tender Offers. Except as required by applicable law or regulation, the Issuers shall not amend or supplement the Offer Material, or prepare or approve any Additional Material for use in connection with the Tender Offers, without the consent of the Dealer Managers, which consent shall not be unreasonably withheld.

(c)	The Issuers agree to advise you promptly of (i) the occurrence of any event which could cause the Issuers to withdraw, rescind, terminate or modify the Tender Offers, (ii) any proposal or requirement to amend or supplement the Offer Material or Additional Material or (iii) any other information relating to the Tender Offers which the Dealer Managers may from time to time reasonably request.

(d)	Except as required by applicable law or regulation, the Issuers will not use or publish any material in connection with the Tender Offers, or refer to any Dealer Manager in any such material, without such Dealer Manager’s consent, which consent shall not be unreasonably withheld. The Issuers will promptly inform the Dealer Managers of any litigation or administrative action or claim with respect to the Tender Offers.

(e)	The Issuers agree to furnish to the Dealer Managers, to the extent the same is available to the Issuers, cards or lists or copies thereof showing the names and addresses of, and principal amount of Securities held by, the Registered or Beneficial Owners of Securities as of a recent date, and shall use commercially reasonable efforts to advise the Dealer Managers from day to day during the period of the Tender Offers as to any changes in identity of the Registered or Beneficial Owners of Securities. The Dealer Managers agree to use such information only in connection with the Tender Offers and not to furnish such information to any other person except in connection with the Tender Offers.

(f)	The Issuers shall arrange for the depositary named in the Letter of Transmittal orally to inform you during each business day during the Tender Offers (to be followed on a daily basis by written confirmation) as to the principal amount of Securities which have been tendered pursuant to the Tender Offers during the interval since its previous daily report to you under this provision, and the names and addresses of any registered holder tendering $100,000 or more aggregate principal amount of Securities.

4.	Compensation and Expenses

(a)	The Issuers shall pay to the Dealer Managers, as compensation for their services as Dealer Managers, the fees as set forth on Annex I. Such fee shall be payable concurrently with the payment for Securities under the Tender Offers.

(b)

Whether or not any Securities are tendered pursuant to the Tender Offers, the Issuers shall pay all expenses of the preparation, printing, mailing and publishing of the Offer Material and Additional Material, all fees payable to securities dealers (including yourselves), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Offer Material and Additional Material to their customers, all fees and expenses of the depositary referred to above, the trustees under the Indentures and any information agent, any applicable transfer taxes payable in connection with the Tender Offers and all other expenses in connection with the Tender Offers and shall reimburse the Dealer Managers for all reasonable and documented expenses incurred by the Dealer Managers in connection with their services under this agreement, including, without limitation, the fees and the reasonable and documented disbursements of counsel to the Dealer Managers.

5.	Representations and Warranties by the Issuers

The Issuers jointly and severally represent and warrant to, and agree with, the Dealer Managers that:

(a)	The Company has been duly incorporated and validly exists in good standing under the laws of the State of Delaware. Duane Reade GP is a general partnership in good standing under the laws of the State of New York.

(b)	The Company has all necessary corporate and Duane Reade GP has all necessary general partnership power and authority and has duly taken or will take prior to the consummation of the Tender Offers all necessary corporate or general partnership, as applicable, action to authorize the making and consummation of the Tender Offers (including any related borrowings or other provisions for the payment for Securities by the Issuers), the execution and delivery of (x) the supplemental indenture enacting the proposed amendments to the FRN Indenture described in the Offer Material (the “FRN Supplemental Indenture”), (y) the supplemental indenture enacting the proposed amendments to the Sub Note Indenture described in the Offer Material (the “Sub Note Supplemental Indenture” and, together with the FRN Supplemental Indenture, the “Supplemental Indentures”), the performance of each of the Indentures as supplemented thereby, the execution, delivery and performance of this agreement and the consummation of the transactions contemplated hereby; and this agreement has been duly executed and delivered by the Issuers; and each of the Indentures, as supplemented by the Supplemental Indentures, upon execution and delivery of the Supplemental Indentures by the parties thereto, and assuming receipt of the requisite consents to the proposed amendments to the Indentures as set forth in the Offer Materials, will constitute a valid and binding agreement of, the Issuers, enforceable in accordance with their terms, except that the enforceability of the Supplemental Indentures may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)	The Offer Material and Additional Material comply and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the federal securities laws; and the Offer Material and Additional Material do not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation or warranty is made as to any Dealer Manager Information (as defined herein).

(d)	The making and consummation of the Tender Offers, the execution and delivery of the Supplemental Indentures and, upon receipt of the requisite consents to the proposed amendments to the Indentures as set forth in the Offer Materials, the performance of the Indentures as supplemented thereby, the execution, delivery and performance by any of the Issuers of this agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the acceleration of any obligation under or in a breach of, or constitute a default under, any of the provisions of any indenture, agreement or undertaking that is filed as an exhibit to the annual report on Form 10-K for the year ended December 27, 2008 of Duane Reade Holdings, Inc. to which any of the Issuers is a party or by which any Issuer is bound or to which any of their respective property or assets is subject, (ii) result in any violation of its Certificate of Incorporation (or other formation document, as applicable) or By-laws, as amended, or (iii) contravene any federal, state or local law, rule or regulation applicable to any of the Issuers, or any order applicable to the Issuers of any court or of any other governmental agency or instrumentality having jurisdiction over it or any of their respective properties, except for conflicts, breaches, defaults or contraventions described in clauses (i) and (iii) that would not reasonably be expected to have a material adverse effect on the business, business prospects, financial conditions or results of operations of the Issuers and their subsidiaries, taken as a whole, or adversely affect the ability of the Issuers to consummate the Tender Offers or perform their obligations hereunder (a “Material Adverse Effect”).

(e)

No consent, approval, authorization or order of, or registration, qualification or filing with, any court or regulatory authority or other governmental agency or instrumentality is required in connection with the making and consummation of the Tender Offers, the execution and delivery of the FRN Supplemental Indenture and the performance of the FRN Indenture as supplemented thereby, the execution, delivery and performance of this agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, registrations, qualifications or filings, the failure to make or obtain which would not reasonably be expected to have a Material Adverse Effect.

(f)	Assuming the satisfaction of the conditions to consummation of the Tender Offers (as set forth in the Offer Material), the Issuers have or will have available funds, and are authorized to use such funds under applicable law, to pay the full consideration (including any consent fee) for the Securities that it may become committed to purchase pursuant to the Tender Offers and all related fees and expenses.

(g)	Each of the Issuers, jointly and severally, agrees to pay promptly, in accordance with the terms and subject to the conditions of the Offer Material and Additional Material, such full consideration for the Securities to be purchased pursuant to the Tender Offers.

(h)	The Issuers have made or will make appropriate arrangements with DTC to allow for the book-entry movement of tendered Securities between depository participants and the depositary referred to above.

6.	Conditions of Obligation

Your obligation to act as Dealer Managers hereunder shall at all times be subject, in your discretion, to the conditions that:

(a)	All representations, warranties and other statements of the Issuers contained herein are now, and at all times during the Tender Offers will be, true and correct in all material respects; provided that, any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects as of such times.

(b)	The Issuers at all times during the Tender Offers shall have performed in all material respects all of their obligations hereunder theretofore required to have been performed.

(c)	(x) Paul, Weiss, Rifkind, Wharton & Garrison LLP, Counsel of the Issuers, shall have furnished to you, as Dealer Managers: (i) an opinion letter, dated as of the date of commencement of the Tender Offers, to the effect set forth in Exhibit A hereto and (ii) an opinion letter and a disclosure letter, each dated as of the date of payment for the Securities, to the effect set forth in Exhibit B hereto.

(y) The Dealer Managers shall have received opinions dated the date of payment for the Securities from special counsel to the Issuers with respect to certain matters of health care and labor law as the Dealer Managers shall reasonably request, such opinions to be in a form and substance reasonably satisfactory to the Dealer Managers.

7.	Indemnity and Survival of Certain Provisions

(a)

The Issuers, jointly and severally, agree (i) to indemnify and hold each of the Dealer Managers harmless against any and all losses, damages, liabilities or claims (or actions in respect thereof) (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offer Material or any Additional Material or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in the case of this clause (A), solely with respect to information relating to Dealer Manager Information (as defined below), (B) that arise out of or are based upon any breach by any of the Issuers of any representation or warranty or failure by any of the Issuers to comply with any obligation set forth herein or (C) that arise out of or are based upon a withdrawal, rescission, termination or modification of or a failure to make or consummate the Tender Offers; and (ii) to indemnify and hold each of the Dealer Managers harmless against any and all other losses, damages, liabilities or claims (or actions in respect thereof) that otherwise arise out of or are based upon or asserted against any Dealer Manager by any person, including stockholders of any of the Issuers, in connection with or as a result of your acting as Dealer Managers or rendering financial advisory services in connection with the Tender Offers or that arise in connection with any other matter referred to in this agreement, except (A) to the extent such other matter is a related financing and there is a purchase agreement or other similar agreement, then the indemnification provisions in such purchase agreement or similar agreement shall govern and (B) to the extent that any such losses, damages, liabilities or claims referred to in this clause (ii) result from the gross negligence, willful misconduct or bad faith of such Dealer Manager in performing the services that are the subject of this agreement. As used herein, the term “Dealer Manager Information” means the written information furnished to the Issuers by the Dealer Managers expressly for use in the Offer Material or Additional Material, which in this case, shall be solely the name and address of each Dealer Manager as provided on the back cover of the Offer Material or Additional Material. Subject to Section 7(b), in the event that any Dealer Manager becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of any of the Issuers, in connection with any matter referred to in this agreement, each of the Issuers also, jointly and severally, agrees periodically to reimburse the Dealer Managers for their legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Issuers also agree that neither the Dealer Managers nor any of their respective affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any), as the case may be, of the Dealer Managers or any such affiliates, shall have any liability to the Issuers or any person asserting claims on behalf of or in right of the Issuers for or in connection with any matter referred to in this agreement except (A) to the extent such other matter is a related financing and there is a purchase agreement or other similar agreement, then the indemnification provisions in such purchase agreement or similar agreement shall govern and (B) to the extent that any loss, damage, expense, liability or claim incurred by the Issuers results from the gross negligence, willful misconduct or bad faith of such Dealer Manager in performing the services that are the subject of this agreement.

(b)

Promptly after receipt by the Dealer Managers of notice of their involvement in any action, proceeding or investigation, the Dealer Managers shall, if a claim in respect thereof is to be made against the Issuers under subsection (a) of this Section 7, notify the Issuers in writing of such involvement, but the failure to so notify the Issuers shall not relieve them from any liability which they may otherwise have to the Dealer Managers under subsection (a) of this Section 7 except to the extent that the Issuers suffer actual prejudice as a result of such failure, and in no event shall such failure relieve the Issuers from any obligation to provide reimbursement and contribution to the Dealer Managers. If the Dealer Managers are entitled to indemnification under this Section 7 with respect to any action or proceeding brought by a third party that is also brought against the Issuers, the Issuers shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Dealer Managers. Upon assumption by the Issuers of the defense of any such action or proceeding, the Dealer Managers shall have the right to participate in such action or proceeding and to retain its own counsel but the Issuers shall not be liable for any legal fees and expenses of other counsel subsequently incurred by the Dealer Managers in connection with the defense thereof unless (i) the Issuers have agreed to pay such fees and expenses, (ii) the Issuers shall have failed to employ counsel reasonably satisfactory to the Dealer Managers in a timely manner, or (iii) the Dealer Managers shall have been advised by counsel that there are actual or potential conflicting interests between the Issuers and the Dealer Managers, including situations in which there are one or more legal defenses available to the Dealer Managers that are inconsistent with or additional to those available to the Issuers, provided, however, that the Issuers shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Dealer Managers except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding. The Issuers shall not consent to the terms of any compromise or settlement of any action defended by the Issuers in accordance with the foregoing without the prior written consent of the Dealer Managers unless such compromise or settlement (i) includes an unconditional release of the Dealer Managers from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Dealer Managers. The Issuers shall not be required to indemnify the Dealer Managers under this Section 7 for any amount paid or payable by the Dealer Managers in connection with the settlement of any action, proceeding or investigation without the written consent of the Issuers, which consent shall not be unreasonably withheld.

(c)	If for any reason the indemnification provided for in subsection (a) of this Section 7 is unavailable or insufficient to hold you harmless, then the Issuers shall contribute to the amount paid or payable by you as a result of such loss, damage, expense, liability or claim (or action in respect thereof) referred to therein in such proportion as is appropriate to reflect the relative benefits of the Issuers and their stockholders on the one hand and you on the other hand in the matters contemplated by this agreement as well as the relative fault of the Issuers and you with respect to such loss, damage, expense, liability or claim (or action in respect thereof) and any other relevant equitable considerations. The relative benefits of the Issuers and their stockholders on the one hand and you on the other hand in the matters contemplated by this agreement shall be deemed to be in the same proportion as the maximum aggregate value of the consideration proposed to be paid by the Issuers to acquire Securities pursuant to the Tender Offer bears to the maximum aggregate fee proposed to be paid to you pursuant to Section 4(a) of this agreement as a result of such acquisition of Securities. The relative fault of the Issuers and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Issuers and their affiliates or you and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and you agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (c).

(d)	The agreements contained in Section 4 and in this Section 7 and the representations and warranties of the Issuers set forth in Section 5 hereof shall survive any termination or cancellation of this agreement, any completion of the engagement provided by this agreement, any investigation made by or on behalf of you, any of your officers or partners or any person controlling you, any termination or expiration of the Tender Offer and any acquisition of Securities, whether pursuant to the Tender Offer or otherwise.

(e)	The reimbursement, indemnity and contribution obligations of the Issuers under this Section 7 shall be in addition to any liability that the Issuers may otherwise have, shall extend upon the same terms and conditions to your affiliates and the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of you and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuers, you, any such affiliate and any such other person referred to above.

8.	Miscellaneous

(a)	This agreement is made solely for the benefit of you, the Issuers and any partner, director, officer, agent, employee, controlling person or affiliate referred to in Section 7 hereof, and their respective successors, assigns, and legal representatives, and no other person shall acquire or have any right under or by virtue of this agreement.

(b)	In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

(c)	Except as otherwise expressly provided in this agreement, whenever notice is required by the provisions of this agreement to be given to (i) the Issuers, such notice shall be in writing addressed to the Issuers at 440 Ninth Avenue, New York, New York 10001, facsimile number (212) 594-0832, Attention: Phillip A. Bradley, Esq., General Counsel, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, facsimile number (212) 492-0052, Attention: Lawrence G. Wee, Esq.; and (ii) you, such notice shall be in writing addressed to you, at 85 Broad Street, New York, New York 10004, facsimile number (212) 902-3000, Attention: Registration Department.

(d)	This agreement contains the entire understanding of the parties with respect to your acting as Dealer Managers for the Tender Offer, superseding any prior agreements with respect thereto and may not be modified or amended except in writing executed by the parties hereto. This agreement may be executed in any number of separate counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

(e)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either your engagement or any matter referred to in this agreement is hereby waived by the parties hereto. The Issuers agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City of New York, Borough of Manhattan and each of the Issuers agrees to submit to the jurisdiction of, and to venue in, such courts.

(f)	The Dealer Managers do not provide accounting, tax or legal advice. The Issuers are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Dealer Managers imposing any limitation of any kind.

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Please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement.

Very truly yours,

DUANE READE INC.

By:	/s/ JOHN HENRY
	Name:	John K. Henry
	Title:	Senior Vice President and Chief Financial Officer

DUANE READE

By: Duane Reade Inc., its general partner

By:	/s/ JOHN HENRY
	Name:	John K. Henry
	Title:	Senior Vice President and Chief Financial Officer

The undersigned hereby confirms that the foregoing letter, as of the date thereof, correctly sets forth the agreement between the Issuers and the undersigned.

GOLDMAN, SACHS & CO.

/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

BANC OF AMERICA SECURITIES LLC

By:	/s/ SHELLI A. MERRITT
	Name:	Shelli Merritt
	Title:	Managing Director

Annex I

The Issuers shall pay the Dealer Managers a fee equal to 0.50% of the aggregate principal amount of the Senior Subordinated Notes purchased by the Issuers in the Senior Subordinated Tender Offer. No separate fee shall be payable to the Dealer Managers in connection with the amount of Floating Rate Notes purchased by the Issuers in the FRN Tender Offer.

The Dealer Managers will be entitled to their full fees described in this Annex I if at any time prior to three months after the termination by the Issuers of this Agreement, the Issuers (or any of the Issuers’ affiliates) consummates an offer, offers or consent solicitation with respect to the Securities in a form similar to the Tender Offers in a transaction or series of transactions in which GS and BAS did not act as dealer managers or solicitation agents for the Issuers or the Issuers’ affiliates, as applicable.

Exhibit A

[Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP]

212-373-3000

212-757-3990

July [    ], 2009

Goldman, Sachs & Co.

Banc of America Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Duane Reade Inc. and Duane Reade

Ladies and Gentlemen:

We have acted as counsel to Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership and a subsidiary of the Company (“Duane Reade” and, together with the Company, the “Issuers”), in connection with the Dealer Managers Agreement (the “Dealer Managers Agreement”), dated as of July [    ], 2009, among Goldman, Sachs & Co. and Banc of America Securities LLC (the “Dealer Managers”) and the Issuers, relating to the tender offers for cash for (a) any and all of the Issuers’

outstanding Senior Secured Floating Rate Notes due 2010 (the “Floating Rate Notes”) and the related consent solicitation (such tender offer and consent solicitation is referred to as the “FRN Tender Offer”) and (b) any and all of the Issuers’ outstanding Senior Subordinated Notes due 2011 (the “Senior Subordinated Notes” and, together with the FRN Notes, the “Securities”) and the related consent solicitation (such tender offer and consent solicitation is referred to as the “Senior Subordinated Notes Tender Offer” and, together with the FRN Tender Offer, the “Tender Offers”). The Tender Offers are being launched by the Issuers on July [    ], 2009 upon the terms and subject to the conditions set forth in the Offer to Purchase and Solicitation of Consents dated July [    ], 2009 (the “Offer to Purchase”), the form of letter of transmittal and the press release dated July [ ], 2009 relating to the Tender Offers (collectively with the Offer to Purchase, the “Offer Materials”). This opinion is being furnished to you at the request of the Issuers as contemplated by Section 6(c) of the Dealer Managers Agreement. Capitalized terms used and not otherwise defined in this opinion shall have the respective meanings given those terms in the Dealer Managers Agreement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Offer Materials;

2. the Dealer Managers Agreement;

3. the Indenture, dated as of December 20, 2004 (the “FRN Indenture”), by and among the Issuers, the guarantors party thereto (“FRN Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”); and

4. the Indenture, dated as of July 30, 2004 (and as supplemented on July 30, 2004) (the “Subordinated Notes Indenture” and, together with the FRN Indenture, the “Indentures”), by and among the Issuers, the guarantors party thereto (“Subordinated Notes Guarantors”) and the Trustee.

In addition, we have examined: (i) such corporate records of the Company and such partnership records of Duane Reade we have considered appropriate, including the certificate of incorporation, as amended, and by-laws of the Company, as amended, and the partnership agreement, as amended, of Duane Reade, certified by the Company or Duane Reade, as applicable, as in effect on the date of this opinion (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company and copies of the resolutions of the general partners of Duane Reade in each case relating to the Tender Offers and Supplemental Indentures (as defined in the Offer Materials), certified by the Company or Duane Reade, as applicable; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Issuers, the factual matters contained in the representations and warranties of the Issuers and the Dealer Managers made in the Dealer Managers Agreement and upon certificates of public officials and officers of the Issuers.

In rendering the opinion set forth below, we have assumed, without independent investigation, (i) the enforceability of the Dealer Managers Agreement against the Dealer Managers, (ii) that when executed and delivered, the Supplemental Indentures will be on substantially the terms and conditions described in the Offer Materials, (iii) the Issuers and the Dealer Managers will conduct the Tender Offers in the manner described in the Offer Materials and the Dealer Managers Agreement, (iv) the Indentures will be amended to effect the Proposed Amendments and the Proposed Amendments will become operative as set forth in the Offer Materials concurrently with the consummation of the Tender Offers, (v) all validly tendered Securities will be accepted for purchase pursuant to the Tender Offers concurrently with the consummation of the Tender Offers, (vi) the genuineness of all signatures, (vii) the authenticity of all documents submitted to us as originals, (viii) the conformity to originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid and existing agreements or other documents, (ix) the authenticity of all the latter documents, (x) the legal capacity of all individuals who have executed any of the documents reviewed by us, and (xi) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Issuers in connection with the Dealer Managers Agreement and without any independent verification.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Duane Reade is a general partnership in good standing under the laws of the State of New York.

2. The Company has all necessary corporate, and Duane Reade has all necessary general partnership, power and authority to execute, deliver and perform their respective obligations under the Dealer Managers Agreement.

3. The Dealer Managers Agreement has been duly authorized, executed and delivered by the Issuers.

4. The making (but not the consummation) of the Tender Offers and the execution, delivery or performance by the Issuers of the Dealer Managers Agreement do not and will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument to which either of the Issuers is a party or is bound or to which any of the properties or assets of the Issuers is subject, each as in effect after the completion of the Tender Offers, that is filed as an exhibit to Duane Reade Holdings, Inc. Annual Report on Form 10-K for the year ended December 27, 2008, filed on March 25, 2009 (“Form 10-K”), or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except, in the case of clauses (ii) or (iii) above where the breach, default or violation would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole. For purposes of this opinion, the term “Applicable Law” means the General Corporation Law of the State of Delaware (the “GCL”) and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Dealer Managers Agreement (including, without limitation, Rule 14e-1 under the Securities Exchange Act of 1934, as amended), except that “Applicable Law” does not include (i) the anti-fraud provisions of the securities laws of any applicable jurisdiction, (ii) any state securities or Blue Sky laws of the various states or (iii) any Healthcare Laws or Labor Laws, as to which we express no opinion. For purposes of this opinion, the term “Healthcare Laws” means the laws, rules, regulations and policies described in the statements incorporated by reference in the Offer to Purchase from Item 1 of the Form 10-K under the caption “Government Regulation,” and the term “Labor Laws” means the laws, rules, regulations and policies relating to labor employment matters described in the statements incorporated by reference in the Offer to Purchase from Item 3 of the Form 10-K under the caption “Legal Proceedings.”

5. No consent, approval, authorization, or order of, or filing, registration or qualification with any Governmental Authority, which has not been obtained, taken or made is required by the Issuers under Applicable Law in connection with the making of the Tender Offers and the execution, delivery or performance of the Dealer Managers Agreement by the Issuers except where the failure to obtain or make such consent, approval, authorization, order, registration, qualification or filing would not reasonably be expected to adversely affect the ability of the Issuers to commence and perform their respective obligations under the Tender Offers and to execute, deliver and perform the Dealer Managers Agreement. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

*   *   *

The opinions expressed above are limited to the laws of the State of New York, the GCL and the federal laws of the United States of America (in each case, other than Healthcare Laws or Labor Laws). Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Dealer Managers Agreement and may not be circulated to, or relied upon by, any other person or entity.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Exhibit B

[Opinion letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP]

212-373-3000

212-757-3990

August [    ], 2009

Goldman, Sachs & Co.

Banc of America Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Duane Reade Inc. and Duane Reade

Ladies and Gentlemen:

We have acted as counsel to Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership and a subsidiary of the Company (“Duane Reade” and, together with the Company, the “Issuers”), in connection with the Dealer Managers Agreement (the “Dealer Managers Agreement”), dated as of July [    ], 2009, among Goldman, Sachs & Co. and Banc of America Securities LLC (the “Dealer Managers”) and the Issuers, relating to the tender offers for cash for (a) any and all of the Issuers’ outstanding Senior Secured Floating Rate Notes due 2010 (the “Floating Rate Notes”) and the related consent solicitation (such tender offer and consent solicitation is referred to as the “FRN

Tender Offer”) and (b) any and all of the Issuers’ outstanding Senior Subordinated Notes due 2011 (the “Senior Subordinated Notes” and, together with the FRN Notes, the “Securities”) and the related consent solicitation (such tender offer and consent solicitation is referred to as the “Senior Subordinated Notes Tender Offer” and, together with the FRN Tender Offer, the “Tender Offers”). The Tender Offers were launched by the Issuers on July [    ], 2009 upon the terms and subject to the conditions set forth in the Offer to Purchase and Solicitation of Consents dated July [    ], 2009 (the “Offer to Purchase”), the Letter of Transmittal and the press release dated July [    ], 2009 relating to the Tender Offers (collectively with the Offer to Purchase, the “Offer Materials”). This opinion is being furnished to you at the request of the Issuers as contemplated by Section 6(c) of the Dealer Managers Agreement. Capitalized terms used and not otherwise defined in this opinion shall have the respective meanings given those terms in the Dealer Managers Agreement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Offer Materials;

2. the Dealer Managers Agreement;

3. the Indenture, dated as of December 20, 2004 (the “FRN Indenture”), by and among the Issuers, the guarantors party thereto (“FRN Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”);

4. the Supplemental Indenture, dated as of July [ ], 2009, by and among the Issuers, the FRN Guarantors and the Trustee relating to the Floating Rate Notes (the “FRN Supplemental Indenture”);

5. the Indenture, dated as of July 30, 2004 (and as supplemented on July 30, 2004) (the “Subordinated Notes Indenture” and, together with the FRN Indenture, the “Indentures”), by and among the Issuers, the guarantors party thereto (“Subordinated Notes Guarantors”) and the Trustee;

6. the Supplemental Indenture, dated as of July [    ], 2009, by and among the Issuers, the Subordinated Notes Guarantors and the Trustee relating to the Senior Subordinated Notes (the “Subordinated Notes Supplemental Indenture” and, together with the FRN Supplemental Indenture, the “Supplemental Indentures”);

7. the certificate of Global Bondholder Corporation, as depository, dated July [    ], 2009, setting forth the results of the consent solicitation relating to the Floating Rate Notes; and

8. the certificate of Global Bondholder Corporation, as depository, dated July [    ], 2009, setting forth the results of the consent solicitation relating to the Senior Subordinated Notes.

In addition, we have examined: (i) such corporate records of the Company and such partnership records of Duane Reade we have considered appropriate, including the certificate of incorporation, as amended, and by-laws of the Company, as amended, and the partnership agreement, as amended, of Duane Reade certified by the Company or Duane Reade, as applicable, as in effect on the date of this opinion (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company and copies of the resolutions of the general partners of Duane Reade in each case relating to the Tender Offers and Supplemental Indentures, certified by the Company or Duane Reade, as applicable; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Issuers, the factual matters contained in the representations and warranties of the Issuers and the Dealer Managers made in the Dealer Managers Agreement and upon certificates of public officials and officers of the Issuers.

In rendering the opinion set forth below, we have assumed, without independent investigation, (i) the enforceability of the Dealer Managers Agreement against the Dealer Managers, (ii) the due authorization and execution of the Supplemental Indentures by the Trustee, (iii) that the Supplemental Indentures represent valid and legally binding obligations of the Trustee, (iv) the Issuers and the Dealer Managers have conducted the Tender Offers in the manner described in the Offer Materials and the Dealer Managers Agreement, (v) the Requisite Consents (as defined in the Offer Materials) required to be obtained to effect the Proposed Amendments (as defined in the Offer Materials) have been duly authorized and validly received and not withdrawn prior to the applicable Consent Payment Deadline (as defined in the Offer Materials), (vi) the Indentures have been amended to effect the Proposed Amendments and the Proposed Amendments have become operative as set forth in the Offer Materials concurrently with the consummation of the Tender Offers, (vii) all validly tendered Securities have been accepted for purchase pursuant to the Tender Offers concurrently with the consummation of the Tender Offers, (viii) the genuineness of all signatures, (ix) the authenticity of all documents submitted to us as originals, (x) the conformity to originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid and existing agreements or other documents, (xi) the authenticity of all the latter documents, (xii) the legal capacity of all individuals who have executed any of the documents reviewed by us, and (xiii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Issuers in connection with the Dealer Managers Agreement or who are otherwise responsible for the representation of the Issuers and without any independent verification.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

6. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Duane Reade is a general partnership in good standing under the laws of the State of New York.

7. The Company has all necessary corporate, and Duane Reade has all necessary general partnership, power and authority to execute, deliver and perform their respective obligations under the Dealer Managers Agreement and the Supplemental Indentures.

8. The Dealer Managers Agreement has been duly authorized, executed and delivered by the Issuers.

9. The consummation of the Tender Offers, the execution and delivery of the Supplemental Indentures by the Issuers and the performance of the Indentures by the Issuers as supplemented thereby do not and will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument to which either of the Issuers is a party or is bound or to which any of the properties or assets of the Issuers is subject, each as in effect after the completion of the Tender Offers, that is filed as an exhibit to Duane Reade

Holdings, Inc. Annual Report on Form 10-K for the year ended December 27, 2008, filed on March 25, 2009 (“Form 10-K”), or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except, in the case of clauses (ii) or (iii) above where the breach, default or violation would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole. For purposes of this opinion, the term “Applicable Law” means the General Corporation Law of the State of Delaware (the “GCL”) and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Dealer Managers Agreement (including, without limitation, Rule 14e-1 under the Securities Exchange Act of 1934, as amended), except that “Applicable Law” does not include (i) the anti-fraud provisions of the securities laws of any applicable jurisdiction, (ii) any state securities or Blue Sky laws of the various states or (iii) any Healthcare Laws or Labor Laws, as to which we express no opinion. For purposes of this opinion, the term “Healthcare Laws” means the laws, rules, regulations and policies described in the statements incorporated by reference in the Offer to Purchase from Item 1 of the Form 10-K under the caption “Government Regulation,” and the term “Labor Laws” means the laws, rules, regulations and policies relating to labor employment matters described in the statements incorporated by reference in the Offer to Purchase from Item 3 of the Form 10-K under the caption “Legal Proceedings.”

10. No consent, approval, authorization, or order of, or filing, registration or qualification with any Governmental Authority, which has not been obtained, taken or made is required by the Issuers under Applicable Law in connection with the consummation of the Tender Offers, the execution and delivery of the Supplemental Indentures by the Issuers and the performance of the Indentures as supplemented thereby except where the failure to obtain or make such consent, approval, authorization, order, registration, qualification or filing would not reasonably be expected to adversely affect the ability of the Issuers to commence and perform their obligations under the Tender Offers, to execute and deliver the Supplemental Indentures and perform the Indentures as supplemented thereby and the ability of the Issuers to execute, deliver and perform the Dealer Managers Agreement. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

11. The Supplemental Indentures have been duly authorized, executed and delivered by the Issuers and constitute the valid and legally binding obligations of the Issuers, enforceable against them in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

*   *   *

The opinions expressed above are limited to the laws of the State of New York, the GCL and the federal laws of the United States of America (in each case, other than Healthcare Laws or Labor Laws). Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Dealer Managers Agreement and may not be circulated to, or relied upon by, any other person or entity.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

[Disclosure letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP]

212-373-3000

212-757-3990

August [    ], 2009

Goldman, Sachs & Co.

Banc of America Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

We have acted as counsel to Duane Reade Inc., a Delaware corporation (the “Company”), and Duane Reade, a New York general partnership and a subsidiary of the Company (“Duane Reade” and, together with the Company, the “Issuers”), in connection with the Dealer Managers Agreement (the “Dealer Managers Agreement”), dated as of July [__], 2009, among Goldman, Sachs & Co. and Banc of America Securities LLC (the “Dealer Managers”) and the Issuers, relating to (a) the tender offer for cash for any and all of the Issuers’ outstanding Senior Secured Floating Rate Notes due 2010 (the “Floating Rate Notes”) and the related consent solicitation (such tender offer and consent solicitation is referred to as the “FRN Tender Offer”) and (b) the tender offer for any and all of the Issuers’ outstanding Senior Subordinated Notes due

2011 (the “Senior Subordinated Notes” and, together with the Floating Rate Notes, the “Securities”) and the related consent solicitation (such tender offer and consent solicitation is referred to as the “Senior Subordinated Tender Offer” and, together with the FRN Tender Offer, the “Tender Offers”). The Tender Offers were launched by the Issuers on July [    ], 2009 upon the terms and subject to the conditions set forth in the Offer to Purchase and Solicitation of Consents dated July [__], 2009 (the “Offer to Purchase”), the Letter of Transmittal and the press release dated July [    ], 2009 relating to the Tender Offers (collectively with the Offer to Purchase, the “Offer Materials”). This letter is being furnished to you at the request of the Issuers as provided by Section 6(c) of the Dealer Managers Agreement and in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Dealer Managers Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Dealer Managers Agreement.

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Offer Materials and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Offer Materials or the documents incorporated by reference therein.

In the course of acting as counsel to the Issuers in connection with the Tender Offers, we have participated in conferences and telephone conversations with officers and other representatives of the Issuers during which conferences and conversations the contents of the Offer Materials and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Issuers and their subsidiaries, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that as of the date hereof, the Offer Materials (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, we express no views regarding any statements made in the Offer Materials or those documents incorporated by reference therein insofar as they relate to the Healthcare Laws or Labor Laws. For the purposes of this letter, the terms “Healthcare Laws” and “Labor Laws” have the respective meanings assigned to them in the Opinion.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Dealer Managers Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP